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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Washington Mutual, Inc. on Form S-3 of our report dated February 23, 2001, appearing in the Annual Report on Form 10-K of Washington Mutual, Inc. for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Seattle, Washington
November 1, 2001

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  Exhibit 23.1